--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 31, 2004


                          Allied Waste Industries, Inc.
               (Exact name of registrant as specified in charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


                 1-14705                                  88-0228636

        (Commission File Number)              (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                              85260
(Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700

                                 Not Applicable
          (Former name or former address, if changed since last report)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 7.    Financial Statements and Exhibits
           (a)      Not applicable
           (b)      Not applicable
           (c)      Exhibits
                    99.1 Press Release issued April 27, 2004
                    99.2 Unaudited Supplemental Data


Item 12.  Disclosure of Results of Operations and Financial Condition



On April 27, 2004, Allied Waste Industries, Inc. issued a press release announcing its financial results for the three months ended March 31, 2004. The press release is furnished as Exhibit 99.1. Additionally, we have furnished unaudited supplemental data as Exhibit 99.2.







                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          ALLIED WASTE INDUSTRIES, INC.


                            By: /s/ PETER S. HATHAWAY
             ------------------------------------------------------
                                Peter S. Hathaway
               Executive Vice President & Chief Financial Officer




Date:  April 27, 2004

                                                                  EXHIBIT 99.1

Contact:  Michael Burnett
          Vice President, Investor Relations
          480-627-2785

                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------



                 ALLIED WASTE REPORTS FIRST QUARTER RESULTS

Scottsdale, AZ - April 27, 2004 - Allied Waste Industries, Inc. (NYSE: AW), a leading waste services company, today reported financial results for the first quarter ended March 31, 2004. Allied Waste highlighted the following information from its reported financial results:

o Revenues were $1.275 billion;

o Operating income was $221 million;

o Operating income before depreciation and amortization* was $354 million;

o Net loss from continuing operations was $(0.00) per share, or $0.07* income per share excluding the dilutive impact of costs incurred to repay debt prior to maturity and the accretive impact of non-hedge accounting interest rate swap contracts;

o Cash flow from operations was $64 million; and

o Debt decreased by $325 million to $7.909 billion.

Revenues for the first quarter 2004 increased by $44 million or 3.6% to $1.275 billion from $1.231 billion in the first quarter 2003 driven by 4.1% total internal revenue growth, of which 2.7% is growth in core business revenue. The increase in core revenue resulted from a $3.3 million, or 0.3%, increase in same store average unit price and an increase in same store volumes of $28.8 million or 2.4%. Non-core revenue growth of $17.3 million, or 1.4%, was primarily attributable to recycling revenue increases. Revenue declined by $5.5 million from net divestitures in 2003 that did not qualify for discontinued operations accounting treatment.

For the first quarter ended March 31, 2004, operating income was $221 million, compared to $240 million for the first quarter 2003. Operating income before depreciation and amortization* for the first quarter 2004 was $354 million, compared to $367 million in the first quarter of 2003. Internal revenue growth during the first quarter 2004 approximately offset inflationary and volume based operating cost increases, while costs incurred for the implementation of best practices and stock based incentive compensation contributed to the year over year decline in operating income and operating income before depreciation and amortization*. Net loss from continuing operations was $(0.00) per share in the first quarter of 2004, or $0.07* income per share excluding the dilutive effect for costs incurred to repay debt prior to maturity and the accretive effect of non-hedge accounting interest rate swap contracts. This compares to the first quarter 2003 net income from continuing operations of $0.04 per share, or $0.03* per share excluding the dilutive effect for costs incurred to repay debt prior to maturity and excluding the accretive effect of non-hedge accounting interest rate swap contracts.

Cash flow from operations in the first quarter 2004 was $64 million, compared to $151 million in the first quarter 2003. The decrease is primarily due to the payment of approximately $41 million of bond repurchase premiums and a significant reduction in accounts payable due to the timing of payments for capital and operating expenditures. During the first quarter 2004, free cash flow* was $(6) million, compared to $69 million in the first quarter 2003. The decrease, again, is primarily due to the reduction in accounts payable.

"We are pleased with the solid internal growth that we experienced during the first quarter through the combination of consistent volume increases and positive pricing," said Tom Van Weelden, Chairman and CEO of Allied Waste. "The combination of our operating leverage in an improving economy and the financial leverage through our debt reduction strategy continues to provide a clear path for value creation for the owners of our business."

Allied Waste has filed supplemental data on Form 8-K that is accessible on the Company's website or through the SEC EDGAR System.

Allied Waste will host a conference call related to the first quarter results today, Tuesday, April 27th at 5:00 p.m. ET. The call will be broadcast live over the Internet on the Company's website: www.alliedwaste.com. A replay of the call will be available on the site after the call.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of March 31, 2004, the Company served customers through a network of 312 collection companies, 164 transfer stations, 166 active landfills and 57 recycling facilities in 37 states.


*Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with generally accepted accounting principles (GAAP), the Company also discloses operating income before depreciation and amortization, earnings per share from continuing operations adjusted to exclude certain financing related transactions and free cash flow, which are non-GAAP measures. We believe that our presentation of operating income before depreciation and amortization is useful to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund capital expenditures and our ability to incur and service debt. While depreciation and amortization are considered operating costs under GAAP, these expenses are non-cash and primarily represent the allocation of costs associated with long-lived assets acquired or constructed in prior years. Management uses operating income before depreciation and amortization to evaluate the operations of its geographic operating areas. Following is a reconciliation of operating income before depreciation and amortization to operating income:


   ($ in millions)                  For the Three Months Ended March 31,
                                  ----------------------------------------
                                         2004                 2003
                                  ----------------    -------------------

Operating income before
  depreciation and amortization.. $       354.3       $        367.0
Less:  Depreciation and
  amortization...................         133.1                127.2
                                  ----------------  -------------------
Operating income................. $       221.2       $        239.8
                                  ================  ===================


We believe our presentation of EPS from continuing operations adjusted to exclude certain financing related transactions is useful to investors because it provides a measure of our operating performance on a more comparable basis to historical periods. The items that have been excluded are items that are financing transaction related and may not occur in every reporting period. Additionally, these items create volatility in the reported amount that is not representative of our routine operating and financing activities and these financing related costs are not indicative of the effective cost of our debt. Therefore, management evaluates EPS performance excluding these items. EPS from continuing operations excluding these financing related transactions has limitations because it does not capture all transactions reported during the period and should not be considered a substitute for EPS on a GAAP basis. The most directly comparable GAAP measure is diluted EPS from continuing operations. Following is a reconciliation of EPS from continuing operations excluding certain items to diluted EPS from continuing operations calculated in accordance with GAAP:


                                                       For the Three Months Ended March 31,
                                                      ---------------------------------------
                                                            2004                  2003
                                                      -----------------     -----------------
 EPS excluding certain items...................       $          0.07        $         0.03
 Costs for early extinguishments of debt, net                   (0.10)                (0.00)
   of tax......................................
 Non-cash gain on non-hedge accounting interest
   rate swap contracts........................                   0.03                  0.03
 Amortization of accumulated other comprehensive
   loss for de-designated interest rate swap
   contracts...................................                 (0.00)                (0.02)
                                                      -----------------     -----------------
 GAAP EPS from continuing operations...........       $         (0.00)       $         0.04
                                                      =================     =================


Free cash flow is defined as operating income before depreciation and amortization plus other non-cash items, less cash interest, cash dividends, cash taxes, capping, closure, post-closure and environmental expenditures, capital expenditures (other than for acquisitions) and changes in working capital.
Management believes that the presentation of free cash flow is useful to investors because it allows them to better assess and understand our ability to meet debt service requirements and the amount of recurring cash generated from operations after expenditures for fixed assets. Free cash flow does not represent the Company's residual cash flow available for discretionary expenditures since we have mandatory debt service requirements and other required expenditures that are not deducted from free cash flow. Free cash flow does not capture debt repayment and/or the receipt of proceeds from the issuance of debt. We use free cash flow as a measure of recurring operating cash flow. The most directly comparable GAAP measure to free cash flow is cash provided by operating activities from continuing operations.

Following is a reconciliation of free cash flow to cash provided by operating activities from continuing operations:

    ($ in millions)                               For the Three Months Ended
                                                           March 31,
                                                --------------------------------
                                                    2004               2003
                                                --------------     -------------
    Free cash flow...........................    $    (6.4)         $    69.4
    Add:  Capital expenditures...............         68.6               80.0
          Capitalized interest...............          3.5                3.4
          Payments of Series C Preferred
            Stock dividend...................          5.4                --
          Change in disbursement account.....         33.1               (1.2)
          Premiums on debt repurchases.......        (40.7)               --
          Other .............................          0.6               (0.5)
                                                --------------     -------------
    Cash provided by operating activities from
      continuing operations..................    $    64.1          $   151.1
                                                ==============     =============


Allied does not intend for any of the non-GAAP financial measures discussed above to be considered in isolation or as a substitute for GAAP measures. Other companies may define these measures differently.

Safe Harbor for Forward-Looking Statements

This press release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as "expects," "intends," "plans," "projects," "believes," "outlook," "estimates" and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) weakness in the U.S. economy may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and our market development efforts, which may cause significant increases in our waste disposal expenses; (3) we may be unsuccessful in achieving greater aggregate revenues from price increases; (4) a change in interest rates or a reduction in the Company's cash flow could impair our ability to service and reduce our debt obligations; (5) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges;
(6) divestitures by us may not raise funds exceeding financing needed for future acquisitions or may not occur at all; (7) severe weather conditions could impair our operating results; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) increases in post-closure costs could result in an increase in our operating costs; (12) we may be unable to obtain financial assurances; (13) the loss of services of any members of senior management may affect our operating abilities; (14) government regulations may increase the cost of doing business; (15) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; (16) potential increases in commodity, insurance and fuel prices may make it more expensive to operate our business; (17) union initiated work stoppages may increase our operating costs or disrupt our operations; and (18) potential errors in accounting estimates and judgments.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied's Form 10-K for the year ended December 31, 2003. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward- looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


                          ALLIED WASTE INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
          (amounts in millions, except per share data and percentages)
                                   (unaudited)


                                              For the Three                          For the Three
                                              Months Ended           % of             Months Ended           % of
                                             March 31, 2004        Revenues          March 31, 2003        Revenues
                                           --------------------  -------------  ----------------------  -------------
 Revenue..............................     $        1,274.8           100.0%    $       1,231.1            100.0%
 Cost of operations...................                789.9            62.0%              746.9             60.7%
 Selling, general and administrative
   expenses...........................                130.6            10.2%              117.2              9.5%
 Depreciation and amortization........                133.1            10.5%              127.2             10.3%
                                           --------------------                 ----------------------
   Operating income...................                221.2            17.3%              239.8             19.5%
 Interest expense and other (A).......                212.0            16.6%              191.6             15.6%
                                           --------------------                 ----------------------
   Income before income taxes.........                  9.2             0.7%               48.2              3.9%
 Income tax expense...................                  3.7             0.3%               20.2              1.7%
 Minority interest....................                  0.5             0.0%                0.5              0.0%
                                           --------------------                 ----------------------
   Income from continuing operations..                  5.0             0.4%               27.5              2.2%
 Discontinued operations, net of tax..                 (2.0)          (0.2)%                5.7              0.5%
 Cumulative effect of accounting change,
   net of tax.........................                   --              --%               29.0              2.4%
                                           --------------------                 ----------------------
   Net income.........................                  3.0             0.2%               62.2              5.1%
 Dividends on Series A Preferred Stock                   --              --%              (20.0)           (1.6)%
 Dividends on Series C Preferred Stock                 (5.4)          (0.4)%                 --               --%
                                           --------------------                 ----------------------
   Net income (loss) available to common
     shareholders.....................     $           (2.4)          (0.2)%    $          42.2              3.5%
                                           ====================                 ======================
 Weighted average common and
   common equivalent shares...........                314.2                               193.5
                                           ====================                 ======================
 Income (loss) per common share from
   continuing operations..............     $          (0.00)                    $          0.04
                                           ====================                 ======================
 Income (loss) per common share.......     $          (0.01)                    $          0.22
                                           ====================                 ======================

 -----------------------------------------------------------------------------------------------------------------
 Operating income before depreciation
 and amortization (B)................      $          354.3            27.8%    $         367.0             29.8%
 -----------------------------------------------------------------------------------------------------------------


(A) Interest expense and other for 2004 and 2003 includes: (a) $52.5 million (or $0.10 per share) and $1.7 million (or $0.00 per share), respectively, related to the write-off of deferred financing costs and premiums paid in conjunction with the early repayment of debt, and (b) $12.3 million (or $0.03 per share) and $3.0 million (or $0.01 per share), respectively, of net gain related to non-hedge accounting interest rate swap contracts and amortization of accumulated other comprehensive loss for de-designated interest rate swap contracts.

(B) Operating income before depreciation and amortization, a non-GAAP measure, is reconciled to operating income in the press release attached as Exhibit 99.1. Operating income before depreciation and amortization from discontinued operations are not reported in this amount.

                                                                   EXHIBIT 99.2



                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                          STATEMENT OF OPERATIONS DATA
             (amounts in millions, except percentages and tons data)
                                   (unaudited)



                                                                  For the Three Months Ended March 31,
                                                              -----------------------------------------
                                                                      2004                     2003
                                                              ------------------   --------------------

Revenue --
  Gross revenue...........................................    $         1,575.0     $        1,520.9
  Less intercompany revenue...............................               (300.2)              (289.8)
                                                              ------------------   --------------------
    Net Revenue...........................................    $         1,274.8     $        1,231.1
                                                              ==================   ====================

Revenue Mix (based on net revenue) --
Collection --
  Residential.............................................     $          283.7   $            278.4
  Commercial..............................................                336.7                336.9
  Roll-off................................................                280.9                275.2
  Recycling...............................................                 50.1                 46.9
                                                               -----------------   --------------------
     Total Collection.....................................                951.4                937.4
Disposal --
  Landfill (net of $183.1 and $175.4 of intercompany).....                145.0                135.4
  Transfer (net of $99.4 and $95.1 of intercompany).......                 93.1                 89.1
                                                               -----------------   --------------------
     Total Disposal.......................................                238.1                224.5
Recycling - Commodity.....................................                 53.7                 41.0
Other.....................................................                 31.6                 28.2
                                                               -----------------   --------------------
    Total.................................................     $        1,274.8   $          1,231.1
                                                               =================   ====================

Internalization Based on Disposal Volumes.................                  74%                   72%
                                                              ==================   ====================

Landfill Volumes in Tons..................................               17,877               16,883
                                                              ==================   ====================

Year over Year Internal Growth (excluding commodity) (A):
    Average per unit price change.........................                 0.3%                (1.4)%
    Volume change.........................................                 2.4%                  1.2%
                                                              ------------------   --------------------

        Total.............................................                 2.7%                (0.2)%
                                                              ==================   ====================

    Average price increases to customers (A) .............                 2.7%                  1.4%
    Volume change.........................................                 0.0%                (1.6)%
                                                              ------------------   --------------------

        Total.............................................                 2.7%                (0.2)%
                                                              ==================   ====================

Year over Year Internal Growth (including commodity) (A)..                 4.1%                  0.4%
                                                              ==================   ====================

(A) We believe "internal growth" as presented is more meaningful than "average price increases to customers" for evaluating the operating performance of our company. We have provided "average price increases to customers" for use as a reasonably comparable measure to other companies within our industry. Amounts exclude the impact of acquisitions and divestitures to provide a comparison of internal growth on a same store basis.

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                         INTEREST EXPENSE AND OTHER DATA
                              (amounts in millions)
                                   (unaudited)



                                                     For the Three Months
                                                        Ended March 31,
                                                ------------------------------
                                                    2004              2003
                                                -------------    -------------



Interest Expense and Other --
  Interest expense, gross..................     $    162.4       $      175.8
  Cash settlement of non-hedge accounting
    interest rate swap contracts...........            8.3               13.4
                                                -------------    -------------
                                                     170.7              189.2

  Interest income..........................           (1.8)              (0.8)
  Interest capitalized for development
    projects...............................           (3.5)              (3.4)
  Accretion of debt and amortization of
    debt issuance costs....................            6.6                9.5
                                                -------------    -------------
                                                     172.0              194.5

  Non-cash gain on non-hedge accounting
    interest rate swap contracts...........          (17.0)              (9.9)
  Amortization of accumulated other
    comprehensive loss for de-designated
    interest rate swap contracts...........            4.7                6.9
  Costs incurred to early extinguish debt..           52.5                1.7
                                                -------------    -------------
      Total interest expense and other.....          212.2              193.2
      Interest expense allocated to
        discontinued operations............          (0.2)               (1.6)
                                                -------------    -------------
      Interest expense and other from
        continuing operations..............     $    212.0       $      191.6
                                                =============    =============

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                              (amounts in millions)
                                   (unaudited)


                                                                For the Three
                                                                 Months Ended
                                                                March 31, 2004
                                                              ------------------

 Acquisitions --
  Estimated annualized revenue acquired....................  $          2.6
  Estimated annualized revenue acquired
    (after intercompany eliminations)......................             2.6

Divestitures --
  Estimated annualized revenue divested (including
    $7.9 related to discontinued operations).............  $        (15.0)
  Estimated annualized revenue divested
    (after intercompany eliminations)......................           (15.0)

Capital Expenditures (for continuing operations) --
  Fixed asset purchases....................................  $         35.2
  Cell development.........................................            33.4
                                                             -------------------
     Total.................................................  $         68.6
                                                             ===================


                         ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                               BALANCE SHEET DATA
                  (amounts in millions, except per share data)
                                   (unaudited)

                                                                                          March 31,               December 31,
                                                                                             2004                     2003
                                                                                     ---------------------     -----------------

ASSETS
  Current assets --
  Cash and cash equivalents........................................................  $            74.4         $         444.7
  Accounts receivable, net of allowance of $22.1 and $22.4.........................              638.5                   651.3
  Prepaid and other current assets.................................................               93.6                   108.8
  Deferred income taxes, net.......................................................               80.8                    80.8
                                                                                     ---------------------     -----------------
    Total current assets...........................................................              887.3                 1,285.6
  Property and equipment, net......................................................            3,956.3                 4,018.9
  Goodwill, net....................................................................            8,315.3                 8,313.0
  Other assets, net................................................................              228.0                   243.4
                                                                                     ---------------------     -----------------
    Total assets...................................................................  $        13,386.9         $      13,860.9
                                                                                     =====================     =================

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities --
  Current portion of long-term debt................................................  $           105.1         $         249.6
  Accounts payable.................................................................              363.8                   477.5
  Current portion of accrued capping, closure, post-closure and environmental
    costs..........................................................................               93.3                    95.2
  Accrued interest.................................................................              188.8                   174.1
  Other accrued liabilities........................................................              315.0                   352.6
  Unearned revenue.................................................................              226.6                   218.8
                                                                                     ---------------------     -----------------
    Total current liabilities......................................................            1,292.6                 1,567.8
  Long-term debt, less current portion.............................................            7,803.5                 7,984.5
  Deferred income taxes............................................................              135.8                   128.5
  Accrued capping, closure, post-closure and environmental costs,
   less current portion............................................................              790.6                   790.1
  Other long-term obligations......................................................              834.3                   872.3
  Commitments and contingencies
  Stockholders' equity --
  Series C senior mandatory convertible preferred stock, $.10 par value, 6.9 million shares authorized, issued and outstanding, liquidation preference of
    $50.00 per share, net of $12 million of issuance costs.........................              333.1                   333.1
  Common stock.....................................................................                3.2                     3.2
  Additional paid-in capital.......................................................            2,320.7                 2,318.5
  Other comprehensive loss.........................................................              (87.3)                  (94.5)
  Retained deficit.................................................................              (39.6)                  (42.6)
                                                                                     ---------------------     -----------------
    Total stockholders' equity.....................................................            2,530.1                 2,517.7
                                                                                     ---------------------     -----------------

    Total liabilities and stockholders' equity.....................................  $        13,386.9         $      13,860.9
                                                                                     =====================     =================
Days sales outstanding.............................................................           44 days                 45 days
                                                                                     =====================     =================


                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                          STATEMENT OF CASH FLOWS DATA
                              (amounts in millions)
                                   (unaudited)

                                                                                                 Three Months Ended
                                                                                                   March 31, 2004
                                                                                              ----------------------

Operating activities --
   Net income............................................................................     $          3.0
   Discontinued operations, net of tax...................................................                2.0
   Adjustments to reconcile net income to cash provided by operating activities from continuing operations --
   Provisions for:
     Depreciation and amortization.......................................................              133.1
     Doubtful accounts...................................................................                5.2
     Accretion of debt and amortization of debt issuance costs...........................                6.6
     Deferred income taxes...............................................................               (3.3)
     Gain on sale of fixed assets........................................................               (1.1)
     Non-cash gain on non-hedge accounting interest rate swap contracts..................              (17.0)
     Amortization of accumulated other comprehensive loss for de-designated
        interest rate swap contracts.....................................................                4.7
     Write-off of deferred debt issuance costs..........................................                11.8
     Non-cash reduction in acquisition accruals.........................................                (5.1)
   Change in operating assets and liabilities, excluding the effects of purchase acquisitions --
     Accounts receivable, prepaid expenses, inventories and other........................                2.2
     Accounts payable, accrued liabilities, unearned income and other....................              (78.9)
   Capping, closure and post-closure accretion...........................................               11.9
   Capping, closure and post-closure expenditures........................................               (4.3)
   Environmental expenditures............................................................               (6.7)
                                                                                              ----------------------
 Cash provided by operating activities from continuing operations........................               64.1
                                                                                              ----------------------

 Investing activities --
     Cost of acquisitions, net of cash acquired..........................................               (2.8)
     Proceeds from divestitures, net of cash divested....................................               18.6
     Proceeds from sale of fixed assets..................................................                2.8
     Capital expenditures, excluding acquisitions........................................              (68.6)
     Capitalized interest................................................................               (3.5)
     Change in deferred acquisition costs, notes receivable, and other, net..............               (2.3)
                                                                                              ----------------------
 Cash used for investing activities from continuing operations...........................              (55.8)
                                                                                              ----------------------

 Financing activities --
     Proceeds from long-term debt, net of issuance costs.................................              943.3
     Payments of long-term debt..........................................................           (1,286.2)
     Payment of  preferred stock dividend................................................               (5.4)
     Change in disbursement account......................................................              (33.1)
     Net proceeds from exercise of stock options and other, net..........................               (3.5)
                                                                                             -----------------------
 Cash used for financing activities from continuing operations...........................             (384.9)
                                                                                             -----------------------

 Cash provided by discontinued operations................................................                6.3
                                                                                             -----------------------

 Decrease in cash and cash equivalents...................................................             (370.3)
 Cash and cash equivalents, beginning of period..........................................              444.7
                                                                                             -----------------------
 Cash and cash equivalents, end of period................................................    $          74.4
                                                                                             =======================

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                              (amounts in millions)
                                   (unaudited)
                                                                                   For the Three
                                                                                    Months Ended
                                                                                   March 31, 2004
                                                                                -------------------

Free Cash Flow *:
          Operating income before depreciation and amortization *...........  $          354.3
              Other non-cash items:
              Capping, closure and post-closure accretion...................              11.9
              Doubtful accounts.............................................               5.2
              Gain on sale of fixed assets..................................             (1.1)
              Reduction in acquisition accruals.............................             (5.1)

   Less:  Cash interest.....................................................           (155.5)
          Cash taxes........................................................            (19.3)
          Payment of Series C Preferred Stock dividends.....................             (5.4)
          Capping, closure, post-closure and environmental expenditures.....            (11.0)
          Capital expenditures, excluding acquisitions......................            (68.6)
          Changes in working capital........................................           (109.8)
          Remove change in accrued interest and accrued taxes from
            working capital.................................................             (2.0)
                                                                              ---------------------
               Free cash flow ..............................................             (6.4)

         Cash flow from discontinued operations.............................              6.4
         Proceeds from divestitures, net of cash divested...................             18.6
         Cost of acquisitions, net of cash acquired.........................             (2.8)
         Other investing activities, net....................................              0.5
         Debt issuance costs................................................            (14.8)
         Premiums on debt repurchases.......................................            (40.7)
         Accretion and other................................................             (5.6)
         Decrease in cash...................................................            370.3
                                                                              ---------------------
           Decrease in debt.................................................  $         325.5
                                                                              =====================

            Debt balance at beginning of period.............................  $       8,234.1
            Decrease in debt................................................            325.5
                                                                               --------------------
                 Debt balance at end of period..............................  $       7,908.6
                                                                              =====================




* See discussion and reconciliation of the non-GAAP financial measures of free cash flow and operating income before depreciation and amortization in the press release attached as Exhibit 99.1.

                          ALLIED WASTE INDUSTRIES, INC.

                          SUMMARY LIQUIDITY DATA SHEET
                                   (unaudited)

Following is our debt maturity schedule as of March 31, 2004 (amounts in millions):


               Debt                     2004        2005       2006       2007       2008       2009       Thereafter       Total
-----------------------------------  ---------   ---------  ---------   --------  ---------   --------    ------------  ------------
Revolving Credit Facility (A)......  $     --    $   --     $    --     $   --    $    --     $    --     $      --     $      --
Term Loan B due 2010...............      15.0      15.0        15.0       15.0        15.0        15.0       1,095.0       1,185.0
Term Loan C due 2010...............       3.1       3.1         3.1        3.1         3.1         3.1         231.4         250.0
Receivables secured loan...........        --        --          --         --       138.6          --            --         138.6
7.875% BFI Senior notes............        --      69.5          --         --          --          --            --          69.5
7.625% Senior notes................        --        --       600.0         --          --          --            --         600.0
8.875% Senior notes................        --        --          --         --       600.0          --            --         600.0
8.50% Senior notes.................        --        --          --         --       750.0          --            --         750.0
6.375% BFI Senior notes ...........        --        --          --         --       161.2          --            --         161.2
7.875% Senior notes due 2009(B)....        --        --          --         --          --        50.0            --          50.0
7.875% Senior notes due 2013.......        --        --          --         --          --          --         450.0         450.0
6.50% Senior notes due 2010........        --        --          --         --          --          --         350.0         350.0
10.00% Senior sub notes
  due 2009 (C).....................        --        --          --         --          --     1,400.0            --       1,400.0
5.75% Senior notes due 2011........        --        --          --         --          --          --         400.0         400.0
6.125% Senior notes due 2014.......        --        --          --         --          --          --         425.0         425.0
9.25% Senior notes due 2012........        --        --          --         --          --          --         375.0         375.0
9.25% BFI debentures due 2021......        --        --          --         --          --          --          99.5          99.5
7.40% BFI debentures due 2035......        --        --          --         --          --          --         360.0         360.0
Other debt.........................       5.2      16.5         6.5        1.0         0.5         0.6         301.3         331.6
                                     ---------   ---------  ----------  --------  ----------- ---------   ------------  -----------
Total principal due................  $   23.3    $104.1     $ 624.6     $ 19.1    $1,668.4    $1,468.7    $  4,087.2    $  7,995.4
Discount, net......................                                                                                          (86.8)
                                                                                                                         -----------
Total debt balance ................                                                                                     $  7,908.6
                                                                                                                         ===========

(A) At March 31, 2004, under our 2003 Credit Facility, we had a revolver capacity commitment of $1.5 billion with no balance outstanding and $603.8 million of letters of credit outstanding, providing us remaining availability of $896.2 million. In addition, we had an institutional letter of credit facility of $200 million available under the 2003 Credit Facility, all of which was used for letters of credit outstanding. On April 2, 2004, we funded Term Loan D under our 2003 Credit Facility in the amount of $150.0 million, the proceeds of which were used to repurchase our 10% senior subordinated notes due 2009.

(B) On April 2, 2004, we issued a notice of redemption on these notes at a redemption price of 103.9375%. We expect to fund the redemption, including the premium, from additional borrowings under our revolving credit facility or from available cash.

(C) On April 20, 2004, we repurchased $1 billion of these notes through the completion of a tender offer. We used the proceeds from the completion of the following April 2004 transactions to fund the repurchase:
o $150.0 million of additional  term loan borrowings  (discussed in (A) above),
o $400.0 million of 7.375% senior  unsecured notes due 2014,
o $275.0 million of 6.375% senior notes due  2011,  and
o $230.0  million  of  4.25%  senior  subordinated  convertible debentures due
2034.

We used additional borrowings under our revolving credit facility to pay for premiums on the repurchase and issuance costs.

                                                                                  Actual at
                                                                               March 31, 2004
                                                                          -----------------------
                                                                            (in millions, except
                                                                                 percentage)

Capital Structure:
    Long-term debt (including current portion).........................     $         7,908.6
    Equity.............................................................     $         2,530.1
                                                                          -----------------------
    Debt to total capitalization.......................................                 75.8%
                                                                          -----------------------
